                                                                   EXHIBIT 99.A2



                             LETTER OF TRANSMITTAL
                                       TO
                  TENDER UNITS OF LIMITED PARTNERSHIP INTEREST
                                       OF
                           PROMETHEUS INCOME PARTNERS

            PURSUANT TO THE OFFER TO PURCHASE DATED OCTOBER 18, 1996
                                       BY
                        PROM INVESTMENT PARTNERS L.L.C.


                                Number of(*)                     Purchase Price
                                Units Tendered                      Per Unit
                                --------------                      --------


                                                                     $ 405




                                (*)  If no indication is marked above, all Units issued to you will be deemed to have been tendered.


Please indicate changes or corrections to the address printed above.

================================================================================

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 15, 1996 (THE "EXPIRATION DATE") UNLESS SUCH OFFER IS EXTENDED.

    The undersigned hereby tender(s) to Prom Investment Partners L.L.C., a Delaware limited liability company (the "Purchaser"), the number of units of limited partnership interest ("Units") of Prometheus Income Partners, a California limited partnership (the "Partnership"), specified below, pursuant to the Purchaser's offer to purchase up to 9,000 of the issued and outstanding Units at a purchase price of $405 per Unit, net to the seller in cash (the "Purchase Price"), without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 18, 1996 (the "Offer to Purchase") and this Letter of Transmittal ("the "Letter of Transmittal," which, together with the Offer to Purchase and any supplements, modifications or amendments thereto, constitute the "Offer"), all as more fully described in the Offer to Purchase. The Purchase Price will be automatically reduced by the aggregate amount of distributions per Unit, if any, made or declared by the Partnership after October 18, 1996 and on or prior to 12:00 midnight, New York City time, on November 15, 1996 (the "Expiration Date"). In addition, if a distribution is made or declared after the Expiration Date but prior to the date on which the Purchaser pays the Purchase Price for the tendered Units, the Purchaser will offset the amount otherwise due a holder of Units pursuant to the Offer in respect of tendered Units which have been accepted for payment but not yet paid for by the amount of any such distribution. LIMITED PARTNERS WHO TENDER THEIR UNITS WILL NOT BE OBLIGATED TO PAY ANY COMMISSIONS OR PARTNERSHIP TRANSFER FEES, WHICH COMMISSIONS OR PARTNERSHIP TRANSFER FEES WILL BE BORNE BY THE PURCHASER. Receipt of the Offer to Purchase is hereby acknowledged. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Offer to Purchase.

    By executing and delivering this Letter of Transmittal, a tendering Limited Partner irrevocably appoints the Purchaser and designees of the Purchaser and each of them as such Limited Partner's proxies, with full power of substitution, in the manner set forth in this Letter of Transmittal to the full extent of such Limited Partner's rights with respect to the Units tendered by such Limited Partner and accepted for payment by the Purchaser (and with respect to any and all other Units or other securities issued or issuable in respect of such Unit on or after the date hereof). All such proxies shall be considered irrevocable and coupled with an interest in the tendered Units.
Such appointment will be effective when, and only to the extent that, the Purchaser accepts such Units for payment. Upon such acceptance for payment, all prior proxies given by such Limited Partner with respect to such Units (and such other Units and securities) will be revoked without further action, and no subsequent proxies may be given nor any subsequent written consent executed (and, if given or executed, will not be deemed effective). The Purchaser and its designees will, with respect to the Units (and such other Units and securities) for which such appointment is effective, be empowered to exercise all voting and other rights of such Limited Partner as they in their sole discretion may deem proper at any meeting of Limited Partners or any adjournment or postponement thereof, by written consent in lieu of any such meeting or otherwise. The Purchaser reserves the right to require that, in order for a Unit to be deemed validly tendered, immediately upon the Purchaser's payment for such Unit, the Purchaser must be able to exercise full voting rights with respect to such Unit and other securities, including voting at any meeting of Limited Partners.

    By executing and delivering the Letter of Transmittal, a tendering Limited Partner also irrevocably constitutes and appoints the Purchaser and its designees as the Limited Partner's attorneys-in-fact, each with full power of substitution to the extent of the Limited Partner's rights with respect to the Units tendered by the Limited Partner and accepted for payment by the Purchaser. Such appointment will be effective when, and only to the extent that, the Purchaser accepts the tendered Units for payment. Upon such acceptance for payment, all prior powers of attorney granted by the Limited Partner with respect to such Unit will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in- fact, the Purchaser and its designees each will have the power, among other things, (i) to seek to transfer ownership of such Units on the Partnership books maintained by the transfer agent and registrar for the Partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent/Depositary (as the tendering Limited Partner's agent) of the Purchase Price, to become a substitute Limited Partner, to receive any and all distributions made by the Partnership after the Expiration Date, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Units in accordance with the terms of the Offer, (iii) to execute and deliver to the general partner of the Partnership (the "General Partner") a change of address form instructing the General Partner to send any and all future distributions to which the Purchaser is entitled pursuant to the terms of the Offer in respect of tendered Units to the address specified in such form, (iv) to endorse any check payable to or upon the order of such Limited Partner representing a distribution to which the Purchaser is entitled pursuant to the terms of the Offer, in each case on behalf of the tendering Limited Partner, and (v) if legal title to the Units is held through an IRA or KEOGH or similar account, the Limited Partner understands that this Letter of Transmittal must be signed by the custodian of such IRA or KEOGH account and the Limited Partner hereby authorizes and directs the custodian of such IRA or KEOGH to confirm this Letter of Transmittal. This Power of Attorney shall not be affected by the subsequent mental disability of the Limited Partner, and the Purchaser shall not be required to post bond in any nature in connection with this Power of Attorney.

    By executing and delivering the Letter of Transmittal, a tendering Limited Partner irrevocably assigns to the Purchaser and its assigns all of the right, title and interest of such Limited Partner in the Partnership with respect to the Units tendered and purchased pursuant to the Offer, including, without limitation, such Limited Partner's right, title and interest in and to any and all distributions made by the Partnership after the Expiration Date in respect of the Units tendered by such Limited Partner and accepted for payment by the Purchaser, regardless of the fact that the record date for any such distribution may be a date prior to the Expiration Date. The Purchaser will seek to be admitted to the Partnership as a substitute Limited Partner upon consummation of the Offer.

    By executing this Letter of Transmittal, the undersigned represents that either (a) the undersigned is not a plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of any such plan; or (b) the tender and acceptance of Units pursuant to the Offer will not result in a nonexempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code.

    The undersigned recognizes that, if proration is required pursuant to the terms of the Offer, the Purchaser will accept for payment from among those Units validly tendered on or prior to the Expiration Date and not properly withdrawn, the maximum number of Units permitted pursuant to the Offer on a pro rata basis, with adjustments to avoid purchases of certain fractional Units, based upon the number of Units validly tendered prior to the Expiration Date and not properly withdrawn.

    The undersigned understands that a tender of Units to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes that under certain circumstances set forth in Section 2 ("Proration; Acceptance for Payment and Payment for Units") and Section 14 ("Conditions of the Offer") of the Offer to Purchase, the Purchaser may not be required to accept for payment any of the Units tendered hereby. In such event, the undersigned understands that any Letter of Transmittal for Units not accepted for payment will be destroyed by the Purchaser. Except as stated in Section 4 ("Withdrawal Rights") of the Offer to Purchase, this tender is irrevocable, provided Units tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date.

================================================================================
                                 SIGNATURE BOX

  Please sign exactly as your name is printed (or             X
  corrected) above.  For joint owners, each joint owner        -----------------------------------------------------------
  must sign.  If signed by the registered holder(s) of the             (Signature of Owner)             (Date)
  Units and payment is to be made directly to that
  holder(s) or Eligible Institution, then no signature
  guarantee is necessary.  In all other cases, all
  signatures must be guaranteed by an Eligible                ------------------------------------------------------------
  Institution.  (See Instruction 2.)  The signatory hereto             Taxpayer Identification Number of Owner
  hereby certifies under penalties of perjury the Taxpayer             (other than IRA's)
  Identification Number furnished in the blank provided in
  this Signature Box and the statements in Box A, Box B
  and, if applicable, Box C.  The undersigned hereby          ------------------------------------------------------------
  represents and warrants for the benefit of the                       (Signature of Co-Owner)           (Date)
  Partnership and the Purchaser that the undersigned owns
  the Units tendered hereby and has full power and
  authority to validly tender, sell, assign, transfer,        ------------------------------------------------------------
  convey and deliver the Units tendered hereby and that                        (Title)
  when the same are accepted for payment by the Purchaser,
  the Purchaser will acquire good, marketable and             Telephone (Day) (  )           Telephone (Eve) (  )
  unencumbered title thereto, free and clear of all liens,                    -------------                  -------------
  restrictions, charges, encumbrances, conditional sales
  agreements or other obligations relating to the sale or
  transfer thereof, and such Units will not be subject to       GUARANTEE OF SIGNATURE (IF REQUIRED.  SEE INSTRUCTION 2)
  any adverse claims and that the transfer and assignment
  contemplated herein are in compliance with all              Name of Firm:
  applicable laws and regulations.  All authority herein                   -----------------------------------------------
  conferred or agreed to be conferred shall survive the
  death or incapacity of the undersigned and any              Authorized Signature:
  obligations of the undersigned shall be binding upon the                         ---------------------------------------
  heirs, personal representatives, successors and assigns
  of the undersigned.  Except as stated in Section 4
  ("Withdrawal Rights") of the Offer to Purchase, this
  tender is irrevocable.

================================================================================
                               TAX CERTIFICATIONS
================================================================================
                                     BOX A
                              SUBSTITUTE FORM W-9
                              (See Instruction 3)

  The person signing this Letter of Transmittal hereby certifies the following to the Purchaser under penalties of perjury:

  (i) The Taxpayer Identification Number ("TIN") furnished in the space provided for that purpose in the Signature Box of this Letter of Transmittal is the correct TIN of the Limited Partner, unless the Units are held in an Individual Retirement Account ("IRA"); or if this box [ ] is checked, the Limited Partner has applied for a TIN. If the Limited Partner has applied for a TIN, a TIN has not been issued to the Limited Partner, and either: (a) the Limited Partner has mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service ("IRS") Center or Social Security Administration Office, or (b) the Limited Partner intends to mail or deliver an application in the near future, it is hereby understood that if the Limited Partner does not provide a TIN to the Purchaser within sixty (60) days 31% of all reportable payments made to the Limited Partner thereafter will be withheld until a TIN is provided to the Purchaser; and

  (ii) Unless this box [ ] is checked, the Limited Partner is not subject to backup withholding either because the Limited Partner: (a) is exempt from backup withholding, (b) has not been notified by the IRS that the Limited Partner is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such Limited Partner is no longer subject to backup withholding.

  Note: Place an "X" in the box in (ii) above, if you are unable to certify that the Limited Partner is not subject to backup withholding.
================================================================================
================================================================================
                                     BOX B
                                FIRPTA AFFIDAVIT
                              (See Instruction 3)

  Under Section 1445(c)(5) of the Code and Treas. Reg. 1.1445-IIT(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interests plus cash or cash equivalents, and the holder of the partnership interest is a foreign person. To inform the Purchaser that no withholding is required with respect to the Limited Partner's interest in the Partnership, the person signing this Letter of Transmittal hereby certifies the following under penalties of perjury:

  (i) Unless this box [ ] is checked, the Limited Partner, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Income Tax Regulations);

  (ii) the Limited Partner's U.S. social security number (for individuals) or employer identification number (for non-individuals) is correct as furnished in the blank provided for that purpose on the back of this Letter of Transmittal; and

  (iii) the Limited Partner's home address (for individuals), or office address (for non-individuals), is correctly printed (or corrected) on the back of this Letter of Transmittal. If a corporation, the jurisdiction of incorporation is _________________________.

  The person signing this Letter of Transmittal understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.
================================================================================
================================================================================
                                     BOX C
                              SUBSTITUTE FORM W-8
                              (See Instruction 3)

  By checking this box [ ], the person signing this Letter of Transmittal hereby certifies under penalties of perjury that the Limited Partner is an "exempt foreign person" for purposes of the backup withholding rules under U.S. federal income tax laws, because the Limited Partner:

  (i) Is a nonresident alien or a foreign corporation, partnership, estate or trust;

  (ii) If an individual, has not been and plans not be present in the U.S. for a total of 183 days or more during the calendar year; and

  (iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.
================================================================================
For Units to be accepted for purchase, Limited Partners should complete and sign this Letter of Transmittal in the Signature Box and return it in the self-addressed, postage-paid envelope enclosed, or by hand or overnight courier to: The Herman Group, Inc., 2121 San Jacinto Street, Suite 2600, Dallas, TX 75201, or by Facsimile to: (214) 999-9323 or (214) 999-9348. Delivery of this
Letter of Transmittal or any other required documents to an address other than the one set forth above or transmission via facsimile other than as set forth above does not constitute valid delivery.

        PLEASE CAREFULLY READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL AND BOXES A, B AND C ABOVE.

               INSTRUCTIONS FOR COMPLETING LETTER OF TRANSMITTAL
            Forming Part of the Terms and Conditions of the Offer
================================================================================
          ASSISTANCE IN COMPLETING THE LETTER OF TRANSMITTAL, CALL:
                   THE HERMAN GROUP, INC. AT (800) 992-6176

================================================================================

1. DELIVERY OF LETTER OF TRANSMITTAL. For convenience in responding to the Offer, a self-addressed, postage-paid envelope had been enclosed with the Offer to Purchase. However, to ensure receipt of the Letter of Transmittal, it is suggested that you use an overnight courier or, if the Letter of Transmittal is to be delivered by United States mail, that you use certified or registered mail, return receipt requested.

         To be effective, a duly completed and signed Letter of Transmittal (or facsimile thereof) must be received by the Information Agent/Depositary at the address (or facsimile number) set forth below before the Expiration Date, 12:00 Midnight, New York City Time on Friday, November 15, 1996, unless extended. LETTERS OF TRANSMITTAL WHICH HAVE BEEN DULY EXECUTED, BUT WHERE NO INDICATION IS MARKED IN THE "NUMBER OF UNITS TENDERED" COLUMN, SHALL BE DEEMED TO HAVE TENDERED ALL UNITS PURSUANT TO THE OFFER. Tenders of fractional Units will only be accepted if all of the Units held by such Limited Partner are tendered.

            BY MAIL:                                   THE HERMAN GROUP, INC.
                                                       P.O. Box 357
                                                       Dallas, Texas  75221-9602

            BY HAND DELIVERY OR OVERNIGHT COURIER:     THE HERMAN GROUP, INC.
                                                       2121 San Jacinto Street,
                                                        Suite 2600
                                                       Dallas, Texas  75201

            BY FACSIMILE:                              (214) 999-9323
                                                       or
                                                       (214) 999-9348

            FOR ADDITIONAL INFORMATION CALL:           (800) 992-6176

THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING LIMITED PARTNER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT/DEPOSITARY. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. IF TENDERING BY FACSIMILE, PLEASE TRANSMIT BOTH THE FRONT AND BACK OF THE LETTER OF TRANSMITTAL AND THE TAX CERTIFICATION PAGE AND MAIL THE ORIGINAL COPIES OF SUCH PAGES TO THE INFORMATION AGENT/DEPOSITARY AT THE ADDRESS LISTED ABOVE.

         All tendering holders of Units, by execution of this Letter of Transmittal or facsimile hereof, waive any right to receive any notice of the acceptance of their Units for payment.

2. SIGNATURES. All Limited Partners must sign in the Signature Box on the back of the Letter of Transmittal. If the Units are held in the names of two or more persons, all such persons must sign the Letter of Transmittal. When signing as a general partner, corporate officer, attorney-in-fact, executor, custodian, administrator or guardian, please give full title and send proper evidence of authority satisfactory to the Purchaser with this Letter of Transmittal. With respect to most trusts, the Partnership will generally require only the named trustee to sign the Letter of Transmittal. For Units held in a custodial account for minors, only the signature of the custodian will be required.

         For IRA custodial accounts, the beneficial owner should return the executed Letter of Transmittal to the Information Agent/Depositary as specified in Instruction 1 herein. Such Letter of Transmittal will then be forwarded by the Information Agent/Depositary to the custodian for additional execution. Such Letter of Transmittal will not be considered duly completed until after it has been executed by the custodian.

         If any tendered Units are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

         If the Letter of Transmittal is signed by the registered holder of the Units tendered herewith and payment is to be made directly to that holder, then no signature guarantee is required on the Letter of Transmittal. Similarly, if the Units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

3. U.S. PERSONS. A Limited Partner who or which is a United States citizen OR a resident alien individual, a domestic corporation, a domestic partnership, a domestic trust or a domestic estate (collectively, "United States Persons") as those terms are defined in the Code and Income Tax Regulations, should follow the instructions below with respect to certifying Boxes A and B (on the reverse side of the Letter of Transmittal).

         TAXPAYER IDENTIFICATION NUMBER. To avoid 31% federal income tax backup withholding, the Limited Partner must furnish his, her or its TIN in the blank provided for that purpose on the back of the Letter of Transmittal and certify under penalties of perjury Box A, B and, if applicable, Box C.
                              (Continued on Back)

         WHEN DETERMINING THE TIN TO BE FURNISHED, PLEASE REFER TO THE FOLLOWING NOTE AS A GUIDELINE:

                 NOTE:  INDIVIDUAL ACCOUNTS should reflect their own TIN.
                 JOINT ACCOUNTS should reflect the TIN of the person whose name appears first. TRUST ACCOUNTS should reflect the TIN assigned to the Trust. IRA CUSTODIAL ACCOUNTS should reflect the TIN of the custodian. CUSTODIAL ACCOUNTS FOR THE BENEFIT OF MINORS should reflect the TIN of the minor. CORPORATIONS OR OTHER BUSINESS ENTITIES should reflect the TIN assigned to that entity. If you need additional information, please see the enclosed copy of the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

         SUBSTITUTE FORM W-9 - BOX A.

      (i) In order to avoid 31% federal income tax backup withholding, the Limited Partner must provide to the Purchaser in the blank provided for that purpose on the back of the Letter of Transmittal the Limited Partner's correct TIN and certify, under penalties of perjury, that such Limited Partner is not subject to such backup withholding, The TIN being provided on the Substitute Form W-9 is that of the registered Limited Partner as indicated on the back of the Letter of Transmittal. If a correct TIN is not provided, penalties may be imposed by the IRS, in addition to the Limited Partner being subject to backup withholding. Certain Limited Partners (including, among others, all corporations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

      (ii) DO NOT CHECK THE BOX IN BOX A, PART (ii), UNLESS YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING.

      FIRPTA AFFIDAVIT - BOX. B.  To avoid withholding of tax pursuant to
      Section 1445 of the Code, each Limited Partner who or which is a United States Person (as defined in Instruction 3 above) must certify, under penalties of perjury, the Limited Partner's TIN and address, and that the Limited Partner is not a foreign person. Tax withheld under Section 1445 of the Internal Revenue Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be obtained from the IRS. CHECK THE BOX IN BOX B, PART (ii) ONLY IF YOU ARE NOT A U.S. PERSON, AS DESCRIBED THEREIN.

4. FOREIGN PERSONS - BOX C. In order for a Limited Partner who is a foreign person (i.e., not a United States Person as defined in Instruction 3 above) to qualify as exempt from 31% backup withholding, such foreign Limited Partner must certify, under penalties of perjury, the statement in Box C of this Letter of Transmittal attesting to that foreign person's status by checking the box in such statement. UNLESS SUCH BOX IS CHECKED, SUCH FOREIGN PERSON WILL BE SUBJECT TO 31% WITHHOLDING OF TAX UNDER SECTION 1445 OF THE CODE.

5. CONDITIONAL TENDERS. No alternative, conditional or contingent tenders will be accepted.

6. VALIDITY OF LETTER OF TRANSMITTAL. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of a Letter of Transmittal will be determined by the Purchaser and such determination will be final and binding. The Purchaser's interpretation of the terms and conditions of the Offer (including these instructions for the Letter of Transmittal) also will be final and binding. The Purchaser will have the right to waive any irregularities or conditions as to the manner of tendering. Any irregularities in connection with tenders must be cured within such time as the Purchaser shall determine unless waived by it.

      The Letter of Transmittal will not be valid unless and until any irregularities have been cured or waived. Neither the Purchaser nor the Information Agent/Depositary is under any duty to give notification of defects in a Letter of Transmittal and will incur no liability for failure to give such notification.

7. ASSIGNEE STATUS. Assignees must provide documentation to the Information Agent/Depositary which demonstrates, to the satisfaction of the Purchaser, such person's status as an assignee.

8. INADEQUATE SPACE. If the space provided herein is inadequate, the numbers of Units and any other information should be listed on a separate schedule attached hereto and separately signed on each page thereof in the same manner as this Letter of Transmittal is signed.

      Questions and requests for assistance may be directed to the Information Agent/Depositary at its address and telephone number listed below. Additional copies of the Offer to Purchase, the Letter of Transmittal and other tender offer materials may be obtained from the Information Agent as set forth below, and will be furnished promptly at the Purchaser's expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

               The Information Agent/Depositary for the Offer is:

                         [THE HERMAN GROUP, INC. LOGO]
                            2121 San Jacinto Street
                                   Suite 2600
                           Dallas, Texas  75221-9602
                                       or
                         Call Toll-Free (800) 992-6176